                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        CIF-Loyal Plaza Associates, L.P.



                  This Limited Partnership Agreement ("Agreement") dated as of the 28th day of June, 2002, by and among CIF-Loyal Plaza Associates, Corp., a Delaware corporation (the "General Partner"), as "General Partner", and Cedar Income Fund Partnership, L.P., as Limited Partner (the "Limited Partner").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto (the "Partners", which term shall also include any persons hereafter admitted to the partnership as a General Partner or a Limited Partner) are the partners of a limited partnership (the "Partnership") formed for the purposes hereinafter set forth;

                  NOW, THEREFORE, the parties, in consideration of the foregoing and the promises hereinafter expressed, agree as follows:

                                    ARTICLE 1

                               GENERAL PROVISIONS

                  1.1 Formation and Name. The Partnership has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The name of the Partnership is CIF-Loyal Plaza Associates, L.P. The General Partner shall have the right to change the name of the Partnership upon written consent of the holder of the First Mortgage and written notice to the Limited Partners.

                  1.2 Principal Address. The principal address of the Partnership shall be at such place within or without the State of Delaware as the General Partner may determine from time to time and give notice of to the Limited Partners.

                  1.3  Single Purpose Entity Provisions.

                  (a) Purpose. Notwithstanding any provision hereof to the contrary, the following shall govern: the nature of the business and of the purposes to be conducted and promoted by the Partnership is to engage solely in the following activities:

                           (i) To serve as the general partner of a limited
partnership (the "First Partnership") acquiring from Loyal Plaza Venture, L.P., certain parcels of real property, together with all improvements located thereon, in the City of Loyalsock, State of Pennsylvania (the "Property").

                           (ii) To own, hold, sell, assign, transfer, operate,
lease, mortgage, pledge and otherwise deal with the Property to the extent of its interest in the Property.

                           (iii) To exercise all powers enumerated in the
Uniform Limited Partnership Act of Delaware necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

The Partnership shall have authority to do all things necessary or convenient to accomplish or otherwise incidental to the foregoing purposes and activities, and to conduct its affairs as contemplated herein.

                  (b) Certain Prohibited Activities. Notwithstanding any provision hereof to the contrary, the following shall govern: the Partnership shall only incur or cause the First Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien in favor of LaSalle Bank National Association as Trustee for the registered holders of the LB-UBS Commercial Mortgage Trust 2001-C3, Commercial Mortgage Pass Through Certificates Series 2001-C3, or its successors or assigns (the "First Mortgage") exists on any portion of the Property, the Partnership shall not incur, assume, or guaranty any other indebtedness. For so long as the First Mortgage exists on any portion of the Property the partnership shall not and shall not cause the First Partnership to, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity. For so long as the First Mortgage exists on any portion of the Property, the Partnership will not and will not cause the First Partnership to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership or the First Partnership, as applicable. For so long as the First Mortgage exists on any portion of the Property, no material amendment to this partnership agreement or the First Partnership's partnership agreement may be made without first obtaining approval of the holder of the First Mortgage. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform (1) the Loan Assumption and Modification Agreement, (2) the Allonge to the Note, (3) UCC-3 Financing Statements, (4) UCC-1 Financing Statements, (5) the Substitution of Indemitors Agreement, (6) the Consent and Subordination of Property Management Agreement, and (7) the Post Closing Agreement and documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership.

                  (c) Indemnification. Notwithstanding any provision hereof to the contrary, the following shall govern: any indemnification shall be fully subordinated to any obligations respecting the Partnership, the First Partnership, or the Property (including, without limitation, the First Mortgage) and such indemnification shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.

                  (d) Separateness Covenants. Notwithstanding any provision hereof to the contrary, the following shall govern: for so long as the First Mortgage exists on any portion of the Property, in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this partnership agreement, the partnership shall conduct its affairs in accordance with the following provisions:

                           (i) It shall allocate fairly and reasonably any
overhead for shared office space.

                           (ii) It shall maintain separate partnership records
and books of account from those of any affiliate.

                           (iii) It shall not commingle assets with those of any
affiliate.

                           (iv) It shall conduct its own business in its own
name.

                           (v) It shall maintain financial statements separate
from any affiliate.

                           (vi) It shall pay any liabilities out of its own
funds, including salaries of any employees, not funds of any affiliate.

                           (vii) It shall maintain an arm's length relationship
with any affiliate.

                           (viii) It shall not guarantee or become obligated for
the debts of any other entity, including any affiliate or hold out its credit as being available to satisfy the obligations of others.

                           (ix) It shall use stationery, invoices and checks
separate from any affiliate.

                           (x) It shall not pledge its assets for the benefit of
any other entity, including any affiliate.

                           (xi) It shall hold itself out as an entity separate
from any affiliate.

                           (xii) It shall at all times have a special purpose
corporate general partner with an Independent Director.

For purpose of this Section 1.3, the following terms shall have the following meanings:

         "affiliate" means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Independent Director" shall be an individual who (other than acting as an Independent Director for certain related and/or unrelated single-purpose entities): (i) is not and has not been employed by the corporate general partner or any of its respective subsidiaries or affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Director, (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the corporate general partner or any of its subsidiaries or affiliates, (iii) is not affiliated with a significant customer or supplier of the corporate general partner or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which the corporate general partner or any of its subsidiaries or affiliates is a significant customer or supplier; (v) does not have significant personal service contract(s) with the corporate general partner or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax exempt entity that receives significant contributions from the corporate general partner or any of its subsidiaries or affiliates; (vii) is not a beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as Independent Director, of such number of shares of any classes of common stock of the corporate general partner the value of which constitutes more than 5% of the outstanding common stock of the corporate general partner; and (viii) is not a spouse, parent, sibling or child of any person described by (i) through (vii).

         "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                  (e) Dissolution. Notwithstanding any provision hereof to the contrary, the following shall govern: For as long as the First Mortgage exists on any portion of the Property, the Partnership shall not terminate solely as a consequence of the Bankruptcy of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership. For as long as the First Mortgage exists on any portion of the Property notwithstanding any provision hereof to the contrary, the following shall govern: Subject to applicable law, dissolution of the Partnership shall not occur so long as the First Partnership remains mortgagor of the Property.

                  1.4 Term. The Partnership shall be deemed to have commenced upon the filing of its certificate of limited partnership in the appropriate governmental offices of the State of Delaware in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (such certificate, as the same may be amended from time to time being herein sometimes called the "Certificate") and the Partnership shall continue until the earlier of (a) December 31, 2049, (b) the occurrence of an act or event specified in this Agreement as resulting in the termination or dissolution of the Partnership (unless the same shall be continued or reconstituted as provided in this Agreement), or (c) subject to the provisions of this Agreement, the occurrence of another act or event of dissolution of the Partnership mandated by the laws of the State of Delaware.

                  1.5  Nature of Partners.

                           (a) The general partner of the Partnership shall be
the General Partner and any other person or entity who agrees in writing pursuant to this Agreement to be bound hereby, and is admitted to the Partnership, as a general partner of the Partnership. The limited partners of the Partnership shall be the Limited Partner and each other person or entity who agrees in writing pursuant to this Agreement to be bound hereby, and is admitted to the Partnership by the General Partner, as a limited partner of the Partnership.

                           (b) No Limited Partner shall be bound by or liable
for the repayment, satisfaction or discharge of any debts, liabilities or obligations of the Partnership, except to the extent of (i) any distribution of capital to such Limited Partner necessary to discharge Partnership liabilities to creditors who extended credit or whose claims arose before such distribution was made which such Limited Partner is required to return or repay under applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as the same may be amended from time to time, and (ii) any Partnership funds or property wrongfully distributed to such Limited Partner.

                                    ARTICLE 2

                                   MANAGEMENT

                  2.1 Management of Partnership. Except as otherwise expressly provided in this Agreement, (i) the management of the Partnership shall be vested exclusively in the General Partner, (ii) no Limited Partner shall take part in the management, control or operation of the Partnership, and (iii) no Limited Partner shall transact any business for the Partnership and no Limited Partner may act for, bind or obligate the Partnership.

                  2.2  Powers of the General Partner.

                           (a) Except as expressly provided in this Agreement or
by Delaware law, the General Partner shall possess and enjoy all the rights and powers of partners of a partnership without limited partners.

                           (b) In addition to all powers provided or permitted
by the Delaware Revised Uniform Limited Partnership Act or any other applicable law, the General Partner is hereby authorized on behalf of the Partnership: to expend Partnership funds in furtherance of the purpose and activities of the Partnership or the First Partnership; to incur obligations for and on behalf of the Partnership and the First Partnership in connection with their activities; to enter into agreements or arrangements in connection with Partnership business and to exercise, carry out and implement any and all of the authority, rights and powers as provided in any such agreement and/or to exercise, carry out and implement any and all of said authority, rights and powers as a shareholder or partner or in any other capacity; to execute and deliver, in the name and on behalf of the Partnership, as general partner any such agreement, in such form and containing such terms as the General Partner shall approve; to purchase, sell, develop, lease, subdivide and in any other manner whatsoever deal with or in real estate or real estate related investments or interests of any kind and the Partnership's interest in the First Partnership; to open, maintain and close, in the name of the Partnership and the First Partnership bank and other accounts, and to draw checks or other orders for the payment of money; to register, in its discretion, any or all securities and other property owned by the Partnership in the Partnership name, in the name of a nominee or in "street name"; to waive any default under any note, loan, limited partnership interest subscription or purchase, or other agreement to which the Partnership may be a party; to determine, subject to the provisions of this Agreement, the terms of offerings of interests in the Partnership and the manner of complying with applicable law and, in connection therewith, to execute for and on behalf of the Partnership any registration statement, notice, form or other document required under any federal or state securities law and to take any additional action as the General Partner shall deem necessary or desirable to effectuate the offering of interests in the Partnership; to prepare, execute, file and deliver any documents, instruments or agreements; to employ such agents, management firms, consultants, advisors, employees, attorneys and accountants as the General Partner deems necessary or appropriate to the conduct of the Partnership, whether or not they are associates or affiliates of the Partnership or the General Partner, and pay such remuneration thereto as the General Partner deems advisable; to obtain such insurance for the protection of the Partnership, its property and the Partners as the General Partner deems advisable; to commence or defend any claim, litigation or arbitration involving the Partnership and/or the General Partner in its capacity as General Partner, and to retain legal counsel in connection therewith and to pay out of the assets of the Partnership any and all liabilities and expenses, including fees of legal counsel, incurred in connection therewith, and to make such other decisions and enter into any other agreements or take such other action as the General Partner believes to be necessary or desirable to carry out activities of the Partnership.

                  2.3 More than One General Partner. In the event there shall at any time be more than one General Partner acting as such concurrently, references in this Agreement to acts, approvals, signatures or determinations of the General Partner and/or to the discretion of the General Partner and the like shall be deemed to refer to and require the act, approval, signature, determination or discretion and the like of a majority in number of the then General Partners, and other references in this Agreement to rights or obligations of the General Partner shall be deemed to refer to each or all of the then General Partners as the context may require.

                  2.4 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner, and upon the certificate of the General Partner to the effect that it is then acting as General Partner with authority to act on behalf of the Partnership. Any bank, corporation, brokerage firm, transfer agent, seller or purchaser of real estate, lessor or lessee of real estate or recording or filing official called upon to transfer or record the transfer of any securities or assets to or from the name of the Partnership shall be entitled to rely on instructions or assignments signed or purporting to be signed by the General Partner without inquiry as to the authority of the person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Partnership. At the time of any such transfer, any such corporation, brokerage firm, transfer agent or recording or filing official shall be entitled to assume that (i) the Partnership is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm, transfer agent or recording or filing official shall have received written notice to the contrary.

                  2.5 Duties of General Partner. During the continuance of the Partnership, the General Partner shall devote such time and effort to the Partnership as it may, in its sole discretion, determine to be reasonable to promote adequately the interests of the Partnership.

                  2.6 Liability of General Partner.

                           (a) Except as otherwise specifically provided herein,
the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to the Limited Partner, or to any successor, assignee or transferee thereof, in connection with the Partnership or the activities of the Partnership except by reason of acts or omissions found by a court of competent jurisdiction upon entry of a final judgment to be due to fraud, gross negligence or bad faith and willful and intentional misconduct.

                           (b) The General Partner shall not be personally
liable for the return or payment of all or any portion of the capital of or profits allocable to or loans to the Partnership by any Partner (or any successor, assignee or transferee thereof), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement, or any payment or repayment in respect of any such loan, shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

                  2.7 Indemnification. Except as limited pursuant to Section 1.3(c) hereof:

                           (a) The Partnership shall indemnify, defend and hold
harmless the General Partner and any officer, director or controlling person of the General Partner, and in the discretion of the General Partner, any the General Partner's agents, employees, advisors and consultants, from and against any and all loss, liability, damage, cost or expense, including reasonable attorneys' fees, suffered or incurred in defense of any demands, claims or lawsuits against the General Partner or any such other person, in or as a result of or relating to his or its capacity, actions or omissions as General Partner or as an officer, director or controlling person of the General Partner, or as an agent, employee, advisor or consultant, or concerning the Partnership or any activities undertaken on behalf of the Partnership, including, without limitation, any demand, claim or lawsuit initiated by a Limited Partner or resulting from or relating to the offer and sale of interests in the Partnership, provided that the acts or omissions of the General Partner or such other person are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of fraud, gross negligence or bad faith and willful and intentional misconduct, or to have violated such a lesser standard of conduct or public policy as under applicable law prevents indemnification hereunder.

                           (b) The General Partner, and any other indemnifiable
person referred to in this Section 2.7, shall be entitled to receive, upon request therefor, to the extent cash or cash equivalent funds are available to the Partnership, advances to cover the costs of defending any claim or action against it or him; provided, that such advances shall be repaid to the Partnership, without interest, if the General Partner or such other person, as the case may be, is found by a court of competent jurisdiction upon entry of a final judgment to have violated the standards for indemnification set forth in the immediately preceding subsection (a). All rights of the General Partner and others to indemnification and advances shall survive the dissolution of the Partnership and the death, retirement, removal, dissolution, incompetency or insolvency of the General Partner or any such officer, director, controlling person, agent, employee, advisor or consultant, as the case may be.

                  2.8 No Right to Partition. Except as otherwise expressly provided in this Agreement, the Partners, on behalf of themselves and their shareholders, partners, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership, or any interest which is considered to be Partnership assets, regardless of the manner in which title to any such property may be held.

                                    ARTICLE 3

                                    EXPENSES

                  The General Partner shall have the right to incur, or cause the Partnership to incur, costs, fees and expenses (including fees and expenses of attorneys and accountants) in connection with the formation, organization, management, administration and operation of the Partnership and the Partnership's investments and business activities, and the Partnership shall pay, or reimburse the General Partner for, all such costs, fees and expenses.

                                    ARTICLE 4

            CAPITAL; PARTNER LOANS; INCOME AND LOSSES; DISTRIBUTIONS

                  4.1 Definitions.

                           (a) The "Capital Contributions" of a Partner shall be
the sum of the amounts which such Partner contributes or has contributed to the capital of the Partnership as provided in this Article 4.

                           (b) The term "Code" shall mean the Internal Revenue
Code of 1986, as amended.

                           (c) "Net Income" or "Net Loss" for any Partnership
Year shall mean the net income or loss of the Partnership for such year, determined in accordance with Code Section 703(a), increased by any income exempt from federal income tax and decreased by any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i). Without limiting the generality of the foregoing, Net Income and Net Loss shall reflect any gains or losses realized by the Partnership on the sale, exchange or other disposition of Partnership assets and all deductible Partnership expenses including, without limitation, (A) any deduction or amortization of expenses incurred in connection with the formation and organization of the Partnership, (B) any taxes imposed on the Partnership, (C) interest payable by the Partnership, and (D) general operating expenses of the Partnership. Net Income and Net Loss shall be determined net of items of Partnership gross income, gain, loss, or deduction specially allocated pursuant to Section 4.6 hereof.

                           (d) A "Partnership Year" shall mean the fiscal year
of the Partnership for federal income tax purposes.

                           (e) "Percentage Interest", as to a particular
Partner, shall mean the Percentage Interest set forth in Schedule A hereto as to such Partner, as the same may be amended from time to time.

                           (f) The term "Regulations" means the United States
Treasury Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

                           (g) "Unrecovered Capital" shall mean, as to a
particular Partner at a particular time, the excess, if any, of (i) the aggregate Capital Contributions of such Partner pursuant to this Article 4 up to such time over (ii) all amounts theretofore distributed to such Partner as a return of its Unrecovered Capital pursuant to Section 4.5(b)(ii). The Partners' Unrecovered Capital balances as of the date hereof are set forth on Schedule A hereto.

                  4.9  Contributions; Partner Loans.

                           (a) Each Partner has contributed or is deemed to have
contributed to the capital of the Partnership the amount set forth on Schedule A to this Agreement, opposite the name of such Partner.

                           (b) The General Partner may make a capital
contribution, and acquire a partnership interest in the Partnership, as a Limited Partner, and shall be treated in all respects as a Limited Partner with respect thereto; provided, however, that the General Partner shall not have limited liability as provided in Section 1.5 hereof solely by virtue of its additional capacity as a Limited Partner.

                           (c) No Partner shall be required to make any
additional Capital Contributions. However, a Partner may elect, with the consent of the General Partner, to make additional Capital Contributions, in such amounts as may be approved by the General Partner.

                           (d) In the event that the General Partner reasonably
believes that an additional infusion of capital is needed by the Partnership for working capital or other business needs, the General Partner shall be entitled to loan such capital to the Company (any such loan, a "Partner Loan").

                                    (i) Each Partner Loan shall bear interest on
the unpaid principal amount from time to time outstanding thereunder at a rate of interest equal to the prime rate, as published from time to time in The Wall Street Journal, plus 2% per annum, and be repaid by the Partnership as promptly as practicable out of its available net cash flow prior to any distributions to Partners (other than distributions described in Section 4.5(b)(i) hereof). The making of a Partner Loan shall not be treated as a Capital Contribution by the General Partner and the repayment of a Partner Loan shall not be treated as a distribution in respect of the General Partner's interest in the Partnership.

                                    (ii) Each Partner shall cooperate to execute
and deliver any documents and legal instruments which may be reasonably necessary to effect any Partner Loan as contemplated by this Section 4.2(d) and otherwise to effectuate and carry out the provisions of this Section 4.2(d).

                  4.10  Capital Accounts.

                           (a) A separate capital account ("Capital Account")
shall be established and maintained for each Partner in accordance with the substantial economic effect and special rule provisions of Regulations Sections 1.704-1(b)(2) and 1.704-2. The Partners' respective Capital Accounts shall be kept separate and apart from the books in which the Partnership maintains records of the Partnership's adjusted tax basis in its assets and the Partners' adjusted tax bases in their Partnership Interests. Each Partner's Capital Account shall be (i) increased by the amount of such Partner's Capital Contributions (if any) and any Net Income and items of Partnership gross income and gain allocated to such Partner pursuant to this Article 4, and (ii) reduced by the amount of all distributions made to such Partner in respect of its interest in the Partnership, whether pursuant to this Article 4 or otherwise, and any Net Loss and items of Partnership gross deduction and loss allocated to such Partner pursuant to this Article 4. In addition, the Partners' Capital Accounts are to be adjusted in accordance with Section 4.3(b) hereof, if applicable. Allocations under Section 4.3(d) hereof shall affect the Partners' Capital Accounts only to the extent provided in such Section.

                           (b) The assets of the Partnership shall be revalued
on the books of the Partnership to equal their fair market values in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) at the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis contribution to the capital of the Partnership; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets other than money as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that adjustments pursuant to clauses (i) and (ii) above shall be made only if deemed necessary by the General Partner. Upon a revaluation of the Partnership's assets pursuant to this Section 4.3(b), each Partner's Capital Account shall be increased or decreased as if such assets were sold for their fair market values (determined as provided in Section 4.11 hereof) and the gain or loss realized thereon were allocated among the Partners in accordance with Article 4 and Regulations Section 1.704-1(b)(2)(iv)(f).

                           (c) When property is reflected in the Capital
Accounts at a book basis different from the basis of such property for federal income tax purposes, all Net Income, Net Loss and items of Partnership gross income, gain, deduction and loss with respect to such property shall be determined for purposes of adjusting Capital Accounts based on the book basis of such property in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

                           (d) For federal income tax purposes, all gain, loss,
depreciation or amortization with respect to property which is reflected in the Capital Accounts at a basis different from the tax basis of such property shall be allocated among the Partners in a manner that takes into account such difference in accordance with the principles of Code Section 704(c) and Regulations Section 1.704-3. Allocations pursuant to the previous sentence are solely for federal, state and local income tax purposes and shall not affect or in any way be taken into account in computing a Partner's Capital Account or share of distributions pursuant to any provision of this Agreement. Similarly, items of tax credit and tax credit recapture shall be allocated to the Partners in accordance with Regulations Section 1.704-1(b)(4)(ii), but shall not be credited or charged to their respective Capital Accounts except to the extent required under Regulations Section 1.704-1(b)(2)(iv)(j).

                  4.11 Allocations of Net Income and Net Loss. (a) Net Income and Net Loss for each Partnership Year shall be allocated to the Partners pro rata, in accordance with their respective Percentage Interests.

                           (b) Notwithstanding any provisions of this Article 4
to the contrary, and in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations, no Partner shall be allocated Net Loss to the extent such allocation would cause or increase a deficit balance in such Partner's Capital Account in excess of such Partner's then Permissible Capital Account Deficit (as defined in Section 4.6(a)(iii) hereof). Solely for purposes of the limitation in the previous sentence, the Partners' Capital Accounts shall be deemed reduced by the reasonably expected adjustments, allocations and distributions described in paragraphs (4), (5) and (6) of Regulations Section 1.704-1(b)(2)(ii)(d). Allocations of Net Loss that would be made to a Partner but for such limitation shall be made to the other Partners to the extent not inconsistent with such limitation.

                  4.12 Distributions. (a) Except as provided in paragraph (b)(i) of this Section 4.5 or in connection with the liquidation of the Partnership pursuant to Article 7 hereof, no distributions, whether in respect of the Net Income of the Partnership or otherwise, shall be made to the Partners, except if, as and then only to the extent, determined from time to time by the General Partner in its sole and absolute discretion. Distributions described in paragraph (b)(i) of this Section 4.5 shall be made at least annually to the extent the cash flow of the Partnership is available therefor.

                           (b) Distributions, other than distributions upon the
liquidation of the Partnership pursuant to Article 7 hereof, if and when made, shall be made as follows and in the following order of priority:

                                    (i) First, to the Partners, pro rata, in an
amount (to the extent not theretofore distributed to them respectively) as to each Partner which equals 45% of the amount by which the aggregate amount of Net Income credited to the Capital Account of such Partner for such Partnership Year and all prior Partnership Years shall exceed the aggregate amount of Net Loss charged to the Capital Account of such Partner for such Partnership Years.

                                    (ii) Second, to the Limited Partners in the
ratio and to the extent of the current balances of their respective Unrecovered Capital.

                                    (iii) Third, any further distributions shall
be made to the Partners, pro rata in accordance with their respective Percentage Interests.

                  4.13  Regulatory Allocations

                           (a) The following allocations shall be made in
accordance with and to the extent required by Regulations Sections 1.704-2(f), 1.704-2(i), and 1.704-1(b)(2)(ii)(d).

                                    (i) If there is a net decrease in
partnership minimum gain during a Partnership Year (determined in accordance with Regulations Section 1.704-2(d)), items of Partnership gross income and gain shall be allocated to the Partners as quickly as possible in the amounts and manner described in Section 1.704-2(f) of the Regulations. This provision is intended to comply with the minimum gain chargeback requirement relating to any nonrecourse liability of the Partnership set forth in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                                    (ii) If there is a net decrease in partner
nonrecourse debt minimum gain during a Partnership Year (determined in accordance with Regulations Section 1.704-2(i)(3)), items of Partnership gross income and gain shall be allocated as quickly as possible to those Partners who had a share of such partner nonrecourse debt minimum gain at the end of the preceding Partnership fiscal year (determined in accordance with Regulations
Section 1.704-2(i)(5)) in the amounts and manner described in Regulations
Section 1.704-2(i)(4). This provision is intended to comply with the minimum gain chargeback requirement relating to partner nonrecourse debt set forth in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                                    (iii) If a Partner unexpectedly receives an
adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Regulations which creates or increases a deficit balance in its Capital Account in excess of the sum (with respect to each Partner, such Partner's "Permissible Capital Account Deficit") of such Partner's share of the partnership minimum gain (as determined at the end of such Partnership Year in accordance with Regulations Section 1.704-2(g)), such Partner's share of the partner nonrecourse debt minimum gain (as determined at the end of such Partnership Year in accordance with Regulations Section 1.704-2(i)(3)), and such Partner's deficit Capital Account restoration obligation hereunder, if any, then items of Partnership gross income and gain shall be allocated to such Partner as quickly as possible to eliminate such excess, as required by Regulations Section 1.704-1(b)(2)(ii)(d), provided that an allocation pursuant to this provision shall be made only if and to the extent such excess would exist after all other allocations provided for in this Article 4 have been tentatively made for such Partnership Year as if this provision were not in this Agreement. This provision is intended to comply with the qualified income offset requirement set forth in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                                    (iv) Notwithstanding anything in this
Agreement to the contrary, all items of Partnership gross deduction and loss attributable to a partner nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners that bear the economic risk of loss for such partner nonrecourse debt in accordance with Regulations Section 1.704-2(i)(1).

                           (b) The allocations required by Sections 4.4(b) and
4.6(a)(iii) hereof (the "QIO Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent permissible under the Regulations, all QIO Allocations shall be offset either with other QIO Allocations or with special allocations of other items of Partnership gross income, gain, loss or deduction pursuant to this Section 4.6(b). Therefore, notwithstanding any other provision of this Article 4 (other than Section 4.6(a)), the General Partners shall make such offsetting special allocations of Partnership gross income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the QIO Allocations were not part of this Agreement and all Partnership items were otherwise allocated pursuant to Section 4.4(a) hereof.

                           (c) Items of Partnership gross income, gain, loss, or
deduction specially allocated pursuant to this Section 4.6 shall not be taken into account in determining Net Income and Net Loss.

                           (d) Subject to Section 1.3(b), the General Partner
may, without the consent of any Limited Partner, amend the provisions of this Agreement and the manner in which tax items are allocated to the extent necessary to comply with Regulations Sections 1.704-1(b) and -2; provided, however, that any such amendment may be made only if it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article 7 hereof upon the liquidation of the Partnership.

                  4.14 Determination by General Partner of Certain Matters. All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article 4 hereof, including the taxes thereon and accounting procedures applicable thereto, shall be determined by the General Partner, in all cases unless expressly otherwise provided for by the provisions of this Agreement. All such determinations and allocations shall be final and binding on all the Partners.

                  4.15 No Interest on Capital. No Partner shall be entitled to receive any interest on or in respect of any amount credited to his Capital Account or on or in respect of any distribution or withdrawal therefrom or thereof permitted under this Agreement.

                  4.16 Withdrawals by Partners. No Partner shall have the right to withdraw any funds or other assets from the Partnership or its Capital Account without the prior written consent of the General Partner.

                  4.17 Form of Distributions. All distributions to Partners under this Agreement, including, but not limited to, those made pursuant to
Article 7 hereof, may be made in cash or in securities or otherwise in kind or in any combination thereof, as the General Partner (or the Liquidating Partner (as hereinafter defined), as the case may be) shall determine.

                  4.18 Fair Market Value Determinations. For purposes of determining any appreciation in the value of securities and other assets to be distributed in kind pursuant to this Agreement, and for purposes of allocating such securities and assets among the Partners in the case of any distribution, such securities or assets shall be valued at the fair market value thereof as of the most recent practicable date prior to such distribution by the General Partner in its reasonable judgment, unless the Limited Partner requests, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the General Partner and reasonably acceptable to the Limited Partner.

                                    ARTICLE 5

                            ADMISSION OF NEW PARTNERS

                  5.1 New Partners. The General Partner, acting on behalf of the Partnership, may admit one or more additional Partners at any time into the Partnership. The terms and conditions, including the capital contribution, of each such admission shall be fixed by the General Partner at the time of such admission; provided, however, that:

                                    (i) if any Limited Partner is admitted to
the Partnership, the terms and conditions of such admission shall not materially reduce the rights and entitlements of any then Limited Partner without such Limited Partner's written consent thereto, unless such reduction represents a pro rata reduction in the Percentage Interests of all then Partners and such pro rata reduction is consented to by at least 81% in Interest of Limited Partners; and

                                    (ii) if any additional General Partner is
admitted to the Partnership, the General Partner shall determine, in its sole discretion, the manner in which they shall divide the respective allocations to, and the respective liabilities of, the General Partner and the respective percentage interest(s) in the Partnership to be granted to such new General Partner; provided that each other General Partner's respective percentage interest in the Partnership for the Partnership Year in which such admission takes place shall be reduced pro rata to reflect the respective percentage interest in the Partnership so granted to any new General Partner.

                  5.2 New Limited Partners. In the event the General Partner shall determine to admit an additional Limited Partner (other than as an assignee or transferee of the interest of a Limited Partner), it shall be a condition to such admission that such new Limited Partner make a Capital Contribution to the Partnership in an amount proportionate (in accordance with the Percentage Interest proposed to be allocated to such Limited Partner) to the net fair market value of the Partnership interests held by the other Limited Partners, unless otherwise consented to by the Limited Partner. It is specifically acknowledged that the shareholders or employees of the General Partner may be admitted as Limited Partners of the Partnership in the sole discretion of the General Partner in accordance with the provisions of Section 5.1(i).

                                    ARTICLE 6

                          ASSIGNMENT OR OTHER TRANSFER
                           OF A PARTNERSHIP INTEREST

                  6.1  Assignment of the General Partner's Interest.

                           (a) Subject to the other provisions of this Article
6, the General Partner may not sell, assign, transfer, pledge, encumber or otherwise dispose of (herein a "Transfer") its rights and interest as a General Partner hereunder, and the General Partner shall not have the right to substitute an assignee in its place as a General Partner, without the prior written consent of the Limited Partner and subject to the terms of the First Mortgage, the prior written consent of the holder of the First Mortgage. If such written consent shall be obtained, then the General Partner shall have the right to sell or assign all of its rights and interest as a General Partner to any person, corporation or other entity approved by the Limited Partner and such person, corporation or other entity shall become a successor General Partner. Any successor General Partner shall execute and acknowledge such instruments, in form and substance reasonably satisfactory to the Limited Partner as such Limited Partner(s) shall reasonably deem necessary or advisable to effectuate such designation and to confirm the agreement of the person, corporation or other entity so designated to act as a General Partner to be bound by all of the terms and provisions of this Agreement, as the same may have been amended from time to time and then be in force. Any such successor General Partner shall have all of the powers, rights and obligations of his predecessor. Such successor General Partner shall pay all expenses in connection with its admission, including, but not limited to, legal fees and the cost of preparing, filing and publishing any amendment of the Certificate necessary or advisable in connection therewith.

                  6.2  Assignment of a Limited Partner's Interest.

                           (a) Except as otherwise provided herein, the interest
of a Limited Partner may not be Transferred other than to another Partner and no Limited Partner shall have any right to substitute a non-Partner assignee in its place as a Limited Partner (a "Substituted Limited Partner"), unless such Transfer or substitution is consented to in writing by the General Partner, which consent may be withheld in its sole discretion.

                           (b) If such written consent shall be obtained, then
as a condition to its admission as a Substituted Limited Partner with respect to the whole or any portion of the interest of its predecessor in interest, such transferee (i) shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner shall reasonably deem necessary or advisable to effectuate such admission and to confirm the agreement of the person, corporation or other entity being admitted as such Substituted Limited Partner to be bound by all of the terms and provisions of this Agreement, as the same may have been amended from time to time and then be in force, and to evidence its intention to acquire such interest for investment and not with a view to the public distribution thereof, and (ii) if requested by the General Partner, shall deliver to the Partnership an opinion of counsel satisfactory to the General Partner that such Transfer does not violate applicable securities laws. Such transferee shall pay all expenses in connection with its admission as a Substituted Limited Partner, including, but not limited to, legal fees and the cost of preparing, filing and publishing any amendment of the Certificate necessary or advisable in connection therewith. The original Capital Account established for such Substituted Limited Partner shall be in the same amount as the Capital Account of its predecessor in interest as of the date upon which such Substituted Limited Partner was admitted to the Partnership, and for the purposes of this Agreement such Substituted Limited Partner shall be deemed to have made the Capital Contributions to the Partnership of its predecessor in interest.

                           (c) A Transfer by a Limited Partner of all or part of
his or her Limited Partner interest in the Company, whether on death or inter vivos (in trust or otherwise), to or for the benefit of any member of his or her family or to a charitable, religious or educational organization, or a corporation more than 50% of the voting stock of which is owned by him or her, shall be permitted, provided, that any such transferee shall not be admitted as a Substitute Limited Partner, unless the General Partner approves the same and the conditions set forth in paragraph (b) of this Section 6.2 are satisfied.

                           (d) The General Partner's failure or refusal to grant
consent to the substitution of a transferee as a Substituted Limited Partner as provided above, or the failure of the General Partner to obtain Limited Partner consent to the substitution of a new General Partner therefor, shall not affect the validity and effectiveness of any Transfer as a transfer of the right to receive Partnership distributions and allocations applicable to such Partnership interest under this Agreement, provided (i) the instrument effecting such assignment is in form reasonably satisfactory to the General Partner, (ii) a duly executed and acknowledged counterpart of such instrument is filed with the Partnership, (iii) the transferee (the trustee in the case of a transfer into trust) is not a person below the age of majority or a person theretofore adjudged to be incompetent and (iv) the proposed Transfer does not violate federal or applicable state securities laws. Any such attempted Transfer which does not satisfy each proviso in the immediately preceding sentence shall be void and ineffectual and shall not bind the Partnership. Except for the right to receive such distributions and allocations, such transferee shall not have any rights of a Partner hereunder (such rights to remain with the transferor), including, without limitation, the right to receive any information or account of the Partnership's transactions, to inspect the Partnership's books, to participate in any vote or consent of the Partners pursuant to the provisions of this Agreement.

                  6.3 Bankruptcy, Dissolution, Liquidation, Resignation or Withdrawal of General Partner. Subject to the terms of Section 1.3(a) hereof, promptly upon the bankruptcy, dissolution or liquidation of the General Partner, the trustee in bankruptcy of the bankrupt General Partner or the successor of the dissolved or liquidated General Partner shall give written notice to each Limited Partner, and ninety (90) days after the receipt of such written notice the Partnership shall be dissolved unless the Partnership is continued by the remaining General Partner(s), if any, by a written election to continue sent to each Limited Partner within such ninety (90) day period.

                           (b) If the General Partner seeks to resign or
withdraw from the Partnership, it shall send a notice to such effect to the Limited Partner. The resignation or withdrawal of the General Partner shall cause a dissolution of the Partnership unless the Partnership is continued by the remaining General Partner(s), if any, by a written election to continue sent to the Limited Partners within ninety (90) days after the later of the receipt of written notice from the resigning or withdrawing General Partner of its resignation or withdrawal or the effective date of such General Partner's resignation or withdrawal. The foregoing notwithstanding The General Partner's resignation shall not, while the First Mortgage remains outstanding, cause dissolution of the Partnership and any resignation or withdrawal of the General Partner shall not, while the First Mortgage remains outstanding, become effective until a successor General Partner has been appointed.

                           (c) Upon the bankruptcy, dissolution, liquidation,
resignation or withdrawal of a General Partner, the interest in the Partnership of such General Partner shall not be forfeited or terminated, but shall be converted into a Limited Partner interest with the same percentage interest as that which was applicable to it immediately prior to such event, and such General Partner shall thenceforth be considered a Limited Partner.

                           (d) As used in this Agreement, the word "bankruptcy"
shall refer to a situation where a Partner shall: (i) be adjudicated a bankrupt,
(ii) suffer or permit a receiver to be appointed to hold or administer any substantial portion of its assets and such appointment shall remain in effect for ninety (90) days, (iii) make an assignment for the benefit of his creditors, or (iv) file a petition for an arrangement with its creditors under the provisions of the Federal Bankruptcy Code or any state statute for the relief of debtors.

                  6.4 Bankruptcy, Dissolution, Liquidation, Death or Incompetence of Limited Partner. The bankruptcy, dissolution, liquidation, death or incompetence of any Limited Partner shall not cause dissolution of the Partnership. Upon such bankruptcy, dissolution, liquidation, death or incompetence, the executors, administrators, legal representatives or successors of the Limited Partner, as the case may be, shall be deemed to be an assignee of such Limited Partner and may become a Substituted Limited Partner for such Limited Partner in accordance with the provisions of Section 6.2 hereof. Any Transfer to or from such executors, administrators, legal representatives or successors shall be subject to the provisions of Section 6.2 hereof.

                  6.5 To Whom Distributions May Be Made. Unless named in this Agreement, or unless admitted to the Partnership as General Partner or Limited Partner as in this Agreement provided, no person or entity shall be considered a Partner. The Partnership and the General Partner need deal only with the person, corporation or other entity so named or admitted as a Limited Partner and shall not be required to deal with any other person or entity merely because of a Transfer of a Partnership interest to such person or entity, as a result of a Transfer thereof by reason of the bankruptcy, death or incompetence of the Limited Partner, or for any other reason; provided, however, that any distribution by the Partnership to the person or entity shown on the Partnership records as the Limited Partner, or to its legal representatives or successors, or to the assignee of the right to receive Partnership distributions as provided in subparagraph (c) of Section 6.2, shall release the Partnership and the General Partner of all liability to any other person or entity which may be interested in such distribution by reason of any other Transfer by the Partner or by reason of the bankruptcy, death or incompetence thereof, or for any other reason. Nothing herein, however, shall confer any rights upon any assignee to which such assignee was not otherwise entitled by law or under this Agreement.

                                    ARTICLE 7

                           DISSOLUTION AND LIQUIDATION

                  7.1 Dissolution. The Partnership shall dissolve upon the expiration of its term or upon the first to occur of the following, but in no case shall dissolution occur so long as the Property remains subject to the First Mortgage:

                           (a) dissolution, liquidation, bankruptcy, death,
incompetence, resignation or withdrawal of the General Partner, except as otherwise provided in Section 6.3 hereof;

                           (b) a determination by the General Partner that the
Partnership should dissolve; or

                           (c) subject to the terms of this Agreement, another
event causing the dissolution of the Partnership under the laws of the State of Delaware.

Upon the dissolution of the Partnership, no further business shall be done in the Partnership name except the completion of any incomplete transactions and the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets.

                  7.2 Liquidation. Upon dissolution of the Partnership, the General Partner or, if there shall be none, the Limited Partner (the General Partner or, under the aforementioned limited circumstances, such Limited Partner being referred to as the "Liquidating Partner") shall (i) within a reasonable time cause the Partnership assets to be liquidated in an orderly and business-like manner so as not to involve undue sacrifice or to be distributed to the Partners in kind, all in the sole discretion of the Liquidating Partner, and (ii) take the following actions and make the following distributions out of the assets of the Partnership in the following manner and order:

                           (a) first, pay or make appropriate provision for all
debts and liabilities of the Partnership to persons and entities other than Partners and expenses of liquidation in the order of priority provided by law;

                           (b) then, establish any reserves which the
Liquidating Partner deems necessary or advisable to provide for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that at the expiration of such period of time as the Liquidating Partner may deem advisable, the balance of any reserves shall be paid or distributed as provided in subparagraphs (c) through (d) (in the order of priority thereof) of this Section 7.2, it being agreed that such reserves may, in the discretion of the Liquidating Partner, be paid over to an escrow agent selected by it to be held by it as escrowee for the purpose of disbursing such reserves in payment of any of the aforesaid contingencies;

                           (c) then, pay the outstanding balance of all
remaining debts and liabilities of the Partnership, if any, to the Partners to whom the same are owed, pro rata, including, without limitation, Member Loans; and

                           (d) then, pay the Partners, pro rata, in accordance
with their respective positive Capital Account balances (determined after giving effect to all allocations called for by Article 4 hereof), the balance, if any, of such assets.

Except as otherwise expressly provided herein, upon such distribution, no Partner shall have any rights or claims against the Partnership or any other Partner, notwithstanding any imbalance in the respective Capital Accounts of the Partners.

                  7.3 Certain Obligations. No Partner shall be required to pay to the Partnership or to any other Partner or Person any deficit in such Partner's Capital Account upon "liquidation" (as such term is defined in Regulations Section 1.704-1(b)(2)(ii)(g)) of its interest in the Partnership or upon dissolution of the Partnership or otherwise.

                  7.4 Distribution in Kind. Notwithstanding the provisions of
Section 7.2 hereof, if, on dissolution of the Partnership, the Liquidating Partner shall determine that sale of part or all of the Partnership's assets would cause undue loss to the Partners, the Liquidating Partner may, in order to avoid such losses, either:

                           (a) Defer the liquidation of, and withhold from
distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy debts and liabilities of the Partnership (other than those to Partners); or

                           (b) Distribute to the Partners, in lieu of cash,
interests in any Partnership assets and liquidate only such assets as are necessary in order to pay the debts and liabilities of the Partnership (which distribution shall be made in accordance with the provisions of Section 4.11 hereof).

                                    ARTICLE 8

                   ACCOUNTING AND REPORTS TO LIMITED PARTNERS

                  8.1 Fiscal Year. The fiscal year of the Partnership shall end on December 31 or on such other date as the General Partner may determine.

                  8.2 Books and Records. Appropriate accounts shall be kept at all times by the Partnership and shall be open to inspection by the Limited Partners during normal business hours. The books of account shall be examined and/or reviewed as of the close of each fiscal year and at any other time, and in such manner, as the General Partner may deem necessary or desirable by such firm of accountants as shall be designated by the General Partner. Such books of account shall be maintained in accordance with generally accepted accounting principles.

                  8.3 Tax Returns and Elections. The Partnership shall prepare, or cause to be prepared, all necessary federal, state and local income tax returns and reports required of the Partnership. The General Partner, in its discretion, may, but shall not be required to, exercise or revoke any or all of the elections available to the Partnership under the Code, including, without limitation, any election under Section 754 of the Code to adjust the basis of the Partnership's assets. Each of the Partners shall supply to the Partnership the information necessary properly to give effect to any such election.

                  8.4 Reports to Partners. As soon as reasonably practicable after the close of each fiscal year of the Partnership, the Partnership shall cause to be prepared and furnished to each Partner an annual report containing:

                           (a) financial statements for such fiscal year;

                           (b) a tax statement showing the items of income,
deduction, gain, loss or credit allocated to such Partner pursuant to the provisions of the Code in sufficient detail to enable such Partner to prepare its own income tax returns in accordance with the laws, rules and regulations thereunder then prevailing; and

                           (c) such Partner's Capital Account as of the close of
such fiscal year.

                  8.5 Determinations Binding. Any determination made by the General Partner with respect to accounting matters shall be final and binding upon the other Partners and their respective legal representatives.

                                    ARTICLE 9

                                  MISCELLANEOUS

                  9.1 Power of Attorney. Each Limited Partner hereby constitutes and appoints the General Partner, and each of the officers of the General Partner, and each of them severally, the true and lawful representative and attorney-in-fact of such Limited Partner in the name, place and stead of such Limited Partner to make, execute, sign, acknowledge and file with respect to the
Partnership:

                           (a) a certificate or amended certificate of limited
partnership under the laws of the State of Delaware, including therein all information required by the laws of such state;

                           (b) all instruments which the General Partner deems
appropriate to reflect any amendment, change or modification of the Partnership or of this Agreement in accordance with the terms of this Agreement;

                           (c) all such other instruments, documents and
certificates which may from time to time be required by the laws of the State of Delaware, the United States of America, or any other jurisdiction the laws of which affect or govern the Partnership's affairs, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership as a limited partnership;

                           (d) all applications, certificates, certifications,
reports or similar instruments or documents required to be submitted by or on behalf of the Partnership to any governmental or administrative agency or body or to any other self-regulatory organization or trade association; and

                           (e) all papers which may be deemed necessary or
desirable by the General Partner to effect the dissolution and liquidation and/or termination of the Partnership as provided for in this Agreement;

provided, however, that no such representative and attorney-in-fact shall have any right, power or authority to amend or modify this Agreement when acting in such capacity, except as provided in Section 9.2 hereof. The foregoing power of attorney is hereby declared to be a power coupled with an interest and irrevocable, shall survive the death or incompetency of any Limited Partner, and shall extend to each Limited Partner's heirs, legal representatives, successors and assigns. Each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith pursuant to such power of attorney.

                  9.2 Amendments. (a) Except as otherwise provided in this
Section 9.2, this Agreement may not be amended except as unanimously approved in writing by the Partners and with the written consent of the holder of the First Mortgage.

                           (b) With the written consent of the holder of the
First Mortgage, the General Partner may amend this Agreement without the consent of any of the Limited Partners (i) to reflect changes validly made in the membership of the Partnership and corresponding changes in the terms and provisions of this Agreement necessary to reflect or conform with any such change in membership, (ii) to reflect permitted changes in the Capital Accounts of the Partners, or (iii) if such amendment is of an inconsequential nature (as reasonably determined by the General Partner) and does not affect the rights of the Limited Partners in any material adverse respect.

                           (c) Anything in the foregoing provisions of this
Section 9.2 to the contrary notwithstanding, this Agreement shall be amended from time to time (without any required consent of the Limited Partners, but with the written consent of the holder of the First Mortgage), in each and every manner deemed necessary or appropriate by the General Partner to comply with the then existing requirements of the Code, and the Regulations and the Rulings of the Treasury Department or Internal Revenue Service affecting the Partnership.

                  9.3 Defense of Certain Claims. The General Partner may act in the capacity of a "Tax Matters Partner" as defined in Section 6231(a)(7) of the Code and shall have full authority to take all actions permitted or required of the Tax Matters Partner under the Code. If requested by any such Tax Matters Partner, the Partnership shall assume, and in connection therewith retain and pay counsel chosen by the General Partner for, the defense of any claims made by the Internal Revenue Service to the extent such claims arise out of and relate to a Partner's investment in the Partnership. In no case, however, shall the Partnership be liable for any additional tax payable by a Partner or for any costs of separate counsel chosen by such Partner.

                  9.4 Severability. In the event that any provision of this Agreement shall be held to be void or unenforceable for any reason whatsoever, the remaining provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

                  9.5 Notices. All notices to the Partnership shall be addressed to its principal mailing address as established from time to time by the General Partner. All notices addressed to a Partner shall be addressed to such Partner at the address of such Partner reflected in the books and records of the Partnership. Any Partner may designate a new address by notice to such effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given to the Partnership when received by the Partnership and to have been effectively given to a Partner when delivered or on the third day after the same shall have been deposited in a post office or a regularly maintained letter box.

                  9.6 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

                  9.7 Waiver of Certain Rights. Each of the Partners hereby agrees not to file a bill for a partnership accounting or otherwise proceed adversely in any manner whatsoever against the other Partners or the Partnership, except for fraud or violation of this Agreement.

                  9.8 Creditors. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership. No creditor who makes a loan to the Partnership may have or acquire as a result of making the loan any direct or indirect interest in the profits, capital or property of the Partnership (other than as a result, if applicable, of being a secured creditor).

                  9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  9.10 Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

                  9.11 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  9.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and, to the extent permitted herein, their respective personal representatives, executors, administrators, estates, heirs, legal representatives, successors and assigns.

                  9.13 Captions. The article and section titles and captions contained in this Agreement are for convenience only, and shall not be deemed a part of this Agreement.

                  9.14 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings or oral or written agreements between or among any of the parties hereto in connection with such subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the parties hereto in connection herewith which are not fully expressed herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                GENERAL PARTNER:

                                CIF-Loyal Plaza Associates, Corp.


                                By: /s/   Brenda J. Walker
                                    ----------------------------------
                                    Brenda J. Walker, Vice President

                                LIMITED PARTNER:

                                Cedar Income Fund Partnership, L.P.

                                By: Cedar Income Fund, Ltd., its general partner


                                By: /s/   Brenda J. Walker
                                    ----------------------------------
                                    Brenda J. Walker, Vice President

                                   SCHEDULE A



                           Amount of Capital                  Percentage
Partner                    Contribution                       Interest
-----------------------------------------------------------------------


General Partner:

CIF-Loyal Plaza                $ _______                        1.0%
Associates, Corp.

Limited Partners:

Cedar Income Fund
Partnership, L.P.              $ _______                       99.0%